EXHIBIT 10.6

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ALABAMA

NORTHERN DIVISION

In re:

VERILINK CORPORATION, a Delaware Corporation. Tax ID No. 94-2857548, and Affiliates.

Debtors.

Chapter 11

Jointly Administered

Case Nos. 06-80566 and 06-80567

Judge Caddell

ORDER GRANTING MOTION OF LIOUTDATING TRUSTEE TO EXTEND CERTAIN DEADLINES ESTABLISHED IN THE DEBTORS' PLAN OF REORGANIZATION

Upon consideration of the Liquidating Trustee's Motion to Extend Certain Deadlines Established in the Debtors' Plan of Reorganization (the '"Motion"), filed by Darryl S. Laddin, as trustee (the 'Liquidating Trustee") for the Liquidating Trust of the Estates of Verilink Corporation ("Verilink") and Larscom Incorporated ('"Larscom") (Verilink and Larscom. collectively, the "Debtors") pursuant to Federal Rule of Civil Procedure 41(a)(l), as incorporated into the Federal Rules of Bankruptcy Procedure by Bankruptcy Rule 7041; and good cause having been shown: it is

ORDERED that the deadlines set forth in the Second Amended Joint Plan of Reorganization Filed by the Debtors on December 7. 2006 (the "Plan"'), which was confirmed by order of the Court entered on or about January 31, 2007 (the "Confirmation Order") for the Business Combination (as defined in the Plan) to be consummated and for any related transactions to be completed is hereby extended to May 13. 2008; it is further

ORDERED that the discharge and related injunction set forth in the Plan and Confirmation Order shall become effective on the date that the Business Combination  is consummated, provided that the Business Combination occurs within the timeframe requested herein: and it is further

ORDERED that the Liquidating Trustee is hereby authorized to further extend the May 13, 2008 deadline established herein for an additional three-month period, until August 13, 2008, without requiring further permission from the Court.

DONE and ORDERED this day January 17. 2008

/s/ JackCaddell

Jack Caddell

U.S. Bankruptcy Judge